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As filed with the Securities and Exchange Commission on July 22, 2003

Registration Statement No. 33-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933

MAIN STREET BANKS, INC.
(Exact name of registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation or organization)	58-2104977 (I.R.S. Employer Identification No.)
676 Chastain Road Kennesaw, Georgia 30144 (Address and Zip Code of Principal Executive Offices)

Main Street Banks, Inc.
Omnibus Stock Ownership and Long Term Incentive Plan
(Full title of the Plan)

Edward C. Milligan
Main Street Banks, Inc.
676 Chastain Road
Kennesaw, Georgia 30144
(770) 422-2888
(Name and address and telephone number (including area code) of agent for service)

with copies to:
T. Kennerly Carroll, Jr.
Miller & Martin LLP
1275 Peachtree Street, N.E.
Suite 700
Atlanta, Georgia 30309
(404) 962-6406

Calculation of Registration Fee

Title of securities to be registered	Amount to Registered(1)(2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of Registration Fee

Common Stock, no par value	800,000 shares	$24.67	$19,736,000	$1,596.64

(1)
Pursuant to Rule 457(c) and (h), the proposed offering price per share, the proposed aggregate offering price and the registration fee have been computed based on the average of the high and low common stock price of the Registrant on July 18, 2003.

(2)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers an indeterminate number of shares as may be required by the Main Street Banks, Inc. Omnibus Stock Ownership and Long Term Incentive Plan in the event of a stock divided, stock split, recapitalization or similar event.

STATEMENT OF INCORPORATION BY REFERENCE

        The contents of the Registrant's S-8 for the Main Street Banks, Inc. Omnibus Stock Ownership and Long Term Incentive Plan (the "Plan"), Registration Statement number 333-65188, originally filed with the Securities and Exchange Commission (the "Commission") on July 16, 2001, are hereby incorporated into this Registration Statement by reference.

        The purpose of this Registration Statement is to register an additional 800,000 shares of the Registrant's Common Stock, to be offered to eligible persons under the terms of the Plan. This increase has been approved by the Registrant's board of directors and was ratified by the Registrant's shareholders at the Registrant's annual meeting of the shareholders on May 25, 2003.

Item 8.    Exhibits

        The following exhibits are filed as part of this Registration Statement:

Exhibit	Description
4.3	Main Street Banks, Inc. Omnibus Stock Ownership and Long Term Incentive Plan Restricted Stock Grant Agreement.
5	Opinion and Consent of Miller & Martin LLP
23.1	Consent of Miller & Martin LLP (contained in Exhibit 5)
23.2	Consent of Ernst & Young, LLP
23.3	Consent of Mauldin & Jenkins, LLC
24	Powers of Attorney (included on page 4)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kennesaw, State of Georgia, on this 15th day of July, 2003.

MAIN STREET BANKS, INC.
By:	/s/ EDWARD C. MILLIGAN Edward C. Milligan Chairman and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints EDWARD C. MILLIGAN as his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, with either having full authority to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done regarding the aforesaid, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that either of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT D. MCDERMOTT Robert D. McDermott	Chief Financial Officer (Principal Financial and Accounting Officer)	7/9/03
/s/ SAMUEL B. HAY Samuel B. Hay III	President, Chief Operating Officer, and Director	7/9/03
Robert R. Fowler III	Director
/s/ P. HARRIS HINES P. Harris Hines	Director	7/9/03
[Signatures continue on next page]

[Continued from preceding page]
/s/ HARRY L. HUDSON JR. Harry L. Hudson Jr.	Director	7/9/03
/s/ C. CANDLER HUNT C. Candler Hunt	Director	7/9/03
/s/ EDWARD C. MILLIGAN Edward C. Milligan	Director	7/15/03
/s/ FRANK B. TURNER Frank B. Turner	Director	7/9/03
/s/ T. KEN DRISKELL T. Ken Driskell	Director	7/9/03
/s/ JOHN R. BURGESS SR. John R. Burgess Sr.	Director	7/9/03

Index to Exhibits

Exhibit Number	Description	Sequentially Numbered Page
4.3	Main Street Banks, Inc. Omnibus Stock Ownership and Long Term Incentive Plan Restricted Stock Grant Agreement	6
5	Opinion and Consent of Miller & Martin LLP	12
23.1	Consent of Miller & Martin LLP (contained in Exhibit 5)
23.2	Consent of Ernst & Young, LLP	14
23.3	Consent of Mauldin & Jenkins, LLC	15
24	Powers of Attorney (included on page 4)

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STATEMENT OF INCORPORATION BY REFERENCE
  Item 8. Exhibits
SIGNATURES
POWER OF ATTORNEY
Index to Exhibits